UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2009
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Directors or Certain Officers
On December 7, 2009, Mark T. Hammond announced his decision to resign as Vice-Chairman and as a member of the Board of Directors of Flagstar Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Flagstar Bank, FSB (the “Bank”), and as a non-officer Executive Advisor of the Company, effective immediately.
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 7, 2009, Mr. Hammond entered into an amendment to his employment agreement (the “Amended Agreement”) with the Company and the Bank, which provided for the termination of his employment as a non-officer Executive Advisor of the Company effective immediately. Under the terms of the Amended Agreement, Mr. Hammond has agreed to be subject to modified non-competition restrictions. A copy of the Amended Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Amended Agreement is qualified in its entirety by the full text of Exhibit 10.1. A copy of Mr. Hammond’s employment agreement was filed as Exhibit 10.2 to the Company’s Form 10-K filed March 13, 2009 and amendment to his employment agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed June 9, 2009, and both are incorporated herein by reference.
Upon receipt of the requisite approvals on December 4, 2009, the Company entered into the employment agreement (the “Employment Agreement”) with Matthew A. Kerin to serve as Executive Vice-President and Managing Director, Corporate Specialties of the Company and the Bank. From March 1, 2009 until joining Flagstar, Mr. Kerin, age 55, provided business advisory services to chief executive officers and business owners. Mr. Kerin was Executive Vice-President and Managing Director, Corporate Specialties of Sovereign Bancorp, Inc. until February 2009. Mr. Kerin joined Sovereign Bancorp in October 2006 and served on multiple management committees and was responsible for capital markets, investment services and benefits solutions. From January 2006 until joining Sovereign, Mr. Kerin provided business advisory services, and from April 2004 until January 2006, Mr. Kerin was chief operating officer of Columbia Management, a subsidiary of Bank of America.
The significant terms of the Employment Agreement are summarized below:
•	Term. The Employment Agreement is deemed effective as of November 9, 2009 and continues from then to December 31, 2009 (the “Stub Period”) and from the end of the Stub Period to December 31, 2012 (the “Initial Term”), and shall continue thereafter for successive terms of one (1) year following the Initial Term. The Stub Period, the Initial Term and each one-year term thereafter are collectively referred to as the “Term.” The Company and Mr. Kerin may terminate the Employment Agreement by giving notice two months prior to the end of the Initial Term and any subsequent year.

•	Salary. Mr. Kerin’s base salary under the Employment Agreement during the Stub Period is $39,583 per month and during the Initial Term is $475,000 annually. Following the Initial Term, the annual base salary shall be reviewed for adjustment at the discretion of the Board of Directors annually (but may not be decreased below $475,000). Mr. Kerin’s share salary under the Employment Agreement during the Stub Period is $25,000 per month and during the Initial Term is $300,000 annually. Following the Initial Term, the annual share salary shall be reviewed for increase (but not decrease) at the discretion of the Board of Directors annually. The share salary shall be paid in shares of the Company’s common stock pursuant to the Company’s 2006 Equity Incentive Plan, and the number of shares will be determined each pay period by dividing the amount of salary to be paid for that pay period by the reported closing price on the New York Stock Exchange for a share of the Company’s common stock on the pay date for such pay period. The Company and Mr. Kerin will enter into a Stock Award Agreement in the form attached as Exhibit 10.1 to the Company’s Form 8-K filed October 28, 2009, and incorporated herein by reference.

•	Discretionary Shares. The Company may grant to Mr. Kerin (as determined by the Board of Directors or a committee thereof, in its sole discretion) restricted shares of the Company’s common stock in an amount equal up to 33% of his annual compensation (as defined in the Emergency Economic Stabilization Act of

2008, as amended, and the regulations promulgated thereunder (the “TARP Rules”)) at the Company’s discretion.

•	Business Expenses and Fringe Benefits. During the Term, Mr. Kerin will be entitled to reimbursement of all business expenses that are reasonable and appropriate. In addition, Mr. Kerin will receive such fringe and other benefits and prerequisites as are regularly and generally provided to other senior executives of the Company, subject to, among other things, the TARP Rules.

•	Covenant not to Solicit. Mr. Kerin has agreed that during the term of the Employment Agreement and for a period of one year following termination of his employment with the Company other than for Good Reason (as defined in Section 2.08 of the Employment Agreement) or any termination of Mr. Kerin’s employment by the Company, Mr. Kerin will not, directly or indirectly, on behalf of himself or any other person or entity, hire, engage or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the six months preceding Mr. Kerin’s termination of employment with the Company was actively employed) by the Company, except for rehire by the Company.

•	Agreement Subject to TARP. So long as the Company is subject to the TARP Rules, the provisions of the Employment Agreement are subject to and shall be interpreted to be consistent with such requirements.
The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by a copy of the Employment Agreement, which is attached hereto and filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year
At the Flagstar Bancorp, Inc.’s (the “Company”) Special Meeting of Stockholders (the “Special Meeting”) on December 4, 2009, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized shares of common stock from 750,000,000 to 3,000,000,000. The Articles, as amended, are attached as Exhibit 3.1.
Item 7.01. Regulation FD Disclosure.
On December 8, 2009, the Company issued a press release announcing that Mr. Hammond will resign as Vice-Chairman and as a member of the Board of Directors of the Company and the Bank and as a non-officer Executive Officer of the Company, effective immediately, and the results of the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01. Other Events.
The Company held the Special Meeting on December 4, 2009. A total of 408,494,094 shares of common stock were represented in person or by proxy, or 87.2% of the total common stock outstanding. The results of the proposal to approve an amendment to the Articles increasing the number of authorized shares of common stock from 750,000,000 to 3,000,000,000 were as follows:

For	Against	Abstain	Broker Non-Vote
386,160,654	22,278,236	55,204	N/A
Item 9.01 Financial Statements and Exhibits
     (c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

3.1	Amended and Restated Articles of Incorporation of the Company, as amended.

10.1	Second Amendment to Employment Agreement

10.2	Employment Agreement

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: December 8, 2009	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer